UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2009

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)       Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on June 3, 2009, pursuant to approval from its board of directors, HuntMountain Resources Ltd. (“the Company”) obtained an unsecured loan for multiple advances up to $5,000,000 (“the June 2009 Note”) from Hunt Family Limited Partnership (“HFLP”). The June 2009 Loan superseded and replaced the shareholder loan owed to HFLP that had a balance of $3,198,510 on March 31, 2009.

By unanimous consent of the Company’s board of directors granted on December 17, 2009 the maturity date of the June 2009 Note was amended from December 31, 2009 to December 31, 2010.

Further, by unanimous consent of the Company’s board of directors granted on December 17, 2009 the maximum aggregate principal amount available pursuant to the June 2009 Note was increased from $5,000,000 to $5,500,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously disclosed on June 3, 2009, pursuant to approval from its board of directors, HuntMountain Resources Ltd. (“the Company”) obtained an unsecured loan for multiple advances up to $5,000,000 (“the June 2009 Note”) from Hunt Family Limited Partnership (“HFLP”). The June 2009 Loan superseded and replaced the shareholder loan owed to HFLP that had a balance of $3,198,510 on March 31, 2009.

By unanimous consent of the Company’s board of directors granted on December 17, 2009 the maturity date of the June 2009 Note was amended from December 31, 2009 to December 31, 2010.

Further, by unanimous consent of the Company’s board of directors granted on December 17, 2009 the maximum aggregate principal amount available pursuant to the June 2009 Note was increased from $5,000,000 to $5,500,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2010	By:	/s/ Bryn Harman, CFA
Bryn Harman, CFA